Exhibit 10.9(a)

FIRST AMENDMENT TO

AN AGREEMENT FOR A SUPPLY OF WATER

BY MIDDLESEX WATER COMPANY

TO THE BOROUGH OF HIGHLAND PARK

DATED AS OF December 1, 2015

This Amendment (hereinafter referred to as the “Amendment”) made this 1st day of December, 2015, between Middlesex Water Company, a public utility and corporation organized under the laws of the State of New Jersey with offices at 1500 Ronson Road, Iselin, New Jersey (hereinafter referred to as “Middlesex”), and the Borough of Highland Park, a municipal corporation of the State of New Jersey (hereinafter referred to as “Highland Park”).

WHEREAS, the parties hereto had entered into an Agreement for a Supply of Water by Middlesex to Highland Park, dated as of January 1, 2006 (hereinafter referred to as the “2006 Agreement”); and

WHEREAS, the 2006 Agreement, in Paragraph 7 thereof, provides for the minimum payment obligation by which “Highland Park shall be obligated to pay for the Daily Minimum quantity of water” with “Daily Minimum” meaning “either: (a) one million two hundred thousand (1.2 mgd) gallons of water a day, or (b) such greater amount as may be established under paragraph 8 of this Agreement”;

WHEREAS, the parties hereto recognize and acknowledge that the New Jersey Department of Environmental Protection (“NJDEP”) has changed the methodology by which it calculates firm capacity and the identification of Daily (Firm Capacity Transfer), Monthly and Yearly Allocation Amounts from Middlesex to Highland Park; and

WHEREAS, as a result of the above-referenced changes, the 2006 Agreement, Paragraph 7 must be modified to conform to the NJDEP’s allocation metric requirements

NOW THEREFORE, in consideration of the premises and of the mutual covenants herein contained, the parties agree that:

1.          Paragraph 7 of the 2006 Agreement is hereby amended to read as follows: “Highland Park shall be obligated to pay for the Daily Minimum quantity of water. “Daily Minimum” shall mean either (a) one million nine hundred and thirty thousand (1.93 mgd) gallons of water a day, or (b) such greater amount as may be established under paragraph 8 of this Agreement.

2.          For the purposes of the NJDEP allocation amounts to be calculated, the parties hereto agree that following allocation metrics shall apply:

Daily (Firm Capacity Transfer)	Monthly	Yearly
1.930 mgd	59.83 mgd	704.45 mgd

IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed as of the day and year first written above:

MIDDLESEX WATER COMPANY

ATTEST:	By:	/s/Dennis W. Doll
Dennis W. Doll, President

/s/Jay L. Kooper
Jay L. Kooper
Vice President, General Counsel & Secretary

BOROUGH OF HIGHLAND PARK

	By:	/s/Gayle Brill-Mittler
Gayle Brill-Mittler, Mayor
ATTEST:

/s/Joan Hullings
Joan Hullings, Borough Clerk